SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A2

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                October 10, 1997
                       ----------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)



                          PharmaSystems Holdings Corp.
              -----------------------------------------------------
                  (Exact Name of Registrant as Specified in its
                                    Charter)


     Colorado                      0-21851                        84-1189040
----------------------      --------------------         -----------------------
 (State or other            (Commission File No.)        (IRS Employer I.D. No.)
  Jurisdiction of
  Incorporation)


                         7350 N.W. 7th Street, Suite 104
                              Miami, Florida 33126
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (305) 267-9500


                                 Euro-Tel, Inc.
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                  --------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

        PharmaSystems Holdings Corp. (the "Registrant") files this amendment to its Form 8-K/A (which was previously filed with the Securities and Exchange Commission (the "Commission") on July 14, 1997) to reflect the revision of certain audited and unaudited financial statements of PharmaSystems Cost Containment Corp. ("PCCC"), a predecessor of the Registrant, as well as certain pro forma financial information. Included in this amendment are PCCC's revised financial statements as of December 31, 1996 and 1995, for the year ended December 31, 1996 and for the nine months ended December 31, 1995, as well as unaudited financial statements as of and for the three months ended March 31, 1997 and revised pro forma financial information. Readers of this amendment should also refer to the Registrant's Current Report on Form 8-K which was filed with the Commission on September 12, 1997 (the "September 12th 8-K").

Item 1.  Changes in Control of Registrant.

     A change in control of the registrant occurred on June 20, 1997 pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated June 20, 1997 by and among Euro-Tel, Inc., a Colorado corporation ("Euro-Tel"), PharmaSystems Cost Containment Corp., a Florida corporation ("PharmaSystems"), Andrew I. Telsey and Darlene D. Kell which provided for the merger (the "Merger") of PharmaSystems with and into Euro-Tel, as the surviving entity, pursuant to a tax-free reorganization in accordance with Sections 354 and 368 of the Internal Revenue Code of 1986, as amended. Pursuant to the Merger Agreement, Euro-Tel acquired one hundred percent (100%) of the issued and outstanding common stock of PharmaSystems in consideration for the issuance of 18,000,000 newly issued shares of Euro-Tel common stock which were issued to the PharmaSystems shareholders on a pro rata basis in accordance with their respective ownership interests in PharmaSystems. As a result of the Merger, the PharmaSystems' shareholders, who own ninety (90%) of the issued and outstanding common stock of Euro-Tel, assumed control of the registrant from Andrew I. Telsey, with Jose L. Rodriguez, M.D. controlling, either directly or indirectly, approximately forty-six percent (46%) of the issued and outstanding common stock of the registrant. Upon completion of the Merger, Euro-Tel assumed the Business (as defined herein) of PharmaSystems.

      The foregoing is merely a summary of the Merger Agreement and the transactions contemplated therein and does not purport to be a complete statement of the terms, conditions and provisions thereof.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

        As described in the Registrant's September 12th 8-K, certain information came to the Registrant's attention which indicated that revisions to previously filed financial statements of the Registrant and a predecessor entity, PCCC, would be required. The Registrant diligently investigated this situation and is taking all possible steps to ensure that all necessary revisions to any financial statements and any corresponding amendments to public securities filings are made as soon as possible. In connection with this situation the Registrant's outside auditors withdrew their audit report which had been issued in connection with PCCC's financial statements as of December 31, 1996 and 1995, for the year ended December 31, 1996 and for the nine months ended December 31, 1995, pending resolution of these issues.

        The Registrant's outside auditors have completed a review of this situation and have reissued their audit report for PCCC's financial statements as of December 31, 1996 and 1995, for the year ended December 31, 1996 and for the nine months ended December 31, 1995. Revised financial statements are presented in Section 7(a), and revised pro forma financial information is presented in Section 7(b).

         (a)    Financial Statements.

                               PharmaSystems Cost
                                Containment Corp.










                                                            Financial Statements
                                          Years ended December 31, 1996 and 1995

                    See accompanying notes to consolidated financial statements.

Independent Auditors' Report


PharmaSystems Cost Containment Corp.
Miami, Florida


We have audited the accompanying consolidated balance sheets of PharmaSystems Cost Containment Corp., as of December 31, 1996 and 1995 and the related consolidated statements of operations, capital deficit and cash flows for the year ended December 31, 1996 and for the nine months ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PharmaSystems Cost Containment Corp., at December 31, 1996 and 1995 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the nine months ended December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has a net capital deficiency and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 13 to the consolidated financial statements, the 1996 and 1995 financial statements have been revised to properly reflect an obligation to a stockholder, which had been previously unrecorded.

Miami, Florida                                    BDO Seidman, LLP
April 29, 1997, except for Note 13,           /s/ BDO Seidman, LLP
which is as of September 30, 1997


                                            PharmaSystems Cost Containment Corp.

                                                     Consolidated Balance Sheets
===============================================================================================


                                                 March 31, 1997    December 31,    December 31,
                                                    (unaudited)            1996            1995

Assets (Note 13 (b))
Current
    Cash                                               $244,912        $295,910        $246,085
    Accounts receivable, less allowance for
        doubtful accounts of $8,000, $8,000
        and $11,000 (Notes 4 and 10)                    224,203         197,172         351,482
    Due from affiliates (Note 8)                              -          39,328         104,392
    Inventory (Notes 4, 5 and 10)                       584,821         599,868         607,417
    Prepaid expenses and other current assets            29,021          51,236         151,682
-----------------------------------------------------------------------------------------------

Total current assets                                  1,082,957       1,183,514       1,461,058
Property and equipment,
    net (Notes 3, 4 and 10)                             201,147         211,336          99,583
Loan fees, less $9,655, $8,046 and $1,609
    accumulated amortization                              3,220           4,829          11,266
Intangible assets, less $17,664 and $3,532
    accumulated amortization (Note 2)                   190,777         194,309         208,441
Non-compete agreements, less $62,500 and
    $12,500 accumulated amortization (Note 2)            75,000          87,500         137,500
Other assets                                             10,902          10,499           5,499
-----------------------------------------------------------------------------------------------

Total Assets                                         $1,564,003      $1,691,987      $1,923,347
===============================================================================================


                    See accompanying notes to consolidated financial statements.


                                                           PharmaSystems Cost Containment Corp.

                                                                    Consolidated Balance Sheets
===============================================================================================


                                                  March 31,1997    December 31,    December 31,
                                                    (unaudited)            1996            1995
-----------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current
    Bank note payable (Note 4)                 $        300,000  $      100,000  $            -
    Accounts payable                                  1,235,465       1,377,717         708,179
    Accrued expenses and other                          340,959         245,844         302,499
    Due to affiliate (Note 8)                           159,872         198,199         169,751
    Current maturities of notes payable
        (Note 5)                                        601,813         553,179         860,632
    Subordinated stockholder loan
        (non-interest bearing)                           47,641          57,641          40,000
    Due to stockholder (Note 13)                        491,748         433,859         216,193
-----------------------------------------------------------------------------------------------

Total current liabilities                             3,177,498       2,966,439       2,297,254
Notes payable, less current maturities
    (Note 5)                                                  -               -         220,000
Due to Stockholder (Note 13)                             45,752         103,641         321,307
-----------------------------------------------------------------------------------------------

Total liabilities                                     3,223,250       3,070,080       2,838,561
-----------------------------------------------------------------------------------------------

Commitments and contingencies
    (Notes 7, 10 and 13)

Capital deficit (Note 6)
    Common Stock,  $.001 par value -
      5,000,000  shares  authorized,
      2,166,416, 1,960,202 and 1,527,469
      issued and outstanding                              2,166           1,960           1,527

    Additional paid-in capital                        2,031,680       1,596,386        (132,627)
    Deficit                                          (3,693,093)     (2,976,439)       (784,114)
-----------------------------------------------------------------------------------------------

Total capital deficit                                (1,659,247)     (1,378,093)       (915,214)
-----------------------------------------------------------------------------------------------

Total Liabilities and Capital Deficit                $1,564,003      $1,691,987      $1,923,347
===============================================================================================

                    See accompanying notes to consolidated financial statements.


                                                                  PharmaSystems Holdings Corp.

                                                         Consolidated Statements of Operations
                                                                                   (Unaudited)
===============================================================================================
                                           Three   Three months
                                          months          ended
                                     ended March      March 31,                     Nine months
                                        31, 1997           1996      Year ended           ended
                                     (Unaudited)    (Unaudited)    December 31,    December 31,
                                                                           1996            1995
-----------------------------------------------------------------------------------------------

Revenues (Note 11)                     $1,179,487    $1,547,451      $6,441,489      $1,482,301
-----------------------------------------------------------------------------------------------

Cost of sales (Note 11)                   858,741     1,085,004       4,066,720       1,087,175
-----------------------------------------------------------------------------------------------

Gross profit                              320,746       462,447       2,374,769         395,126
-----------------------------------------------------------------------------------------------

Operating expenses
    Selling, general and
        administrative                    884,680       969,959       4,129,798       1,077,232
    Interest                              122,487       218,451         334,278          75,677
    Depreciation                           30,233        21,420         118,354          27,100
-----------------------------------------------------------------------------------------------

Total operating expenses                1,037,400     1,209,830       4,582,430       1,180,009
-----------------------------------------------------------------------------------------------

Other income                                    -             -          15,336             769
-----------------------------------------------------------------------------------------------

Net loss                                $(716,654)    $(747,383)    $(2,192,325)      $(784,114)
===============================================================================================

                   See accompanying notes to consolidated financial statements.


                                                          PharmaSystems Cost Containment Corp.

                                                    Consolidated Statements of Capital Deficit
                                                                                      (Note 6)
===============================================================================================


-----------------------------------------------------------------------------------------------
                                                           Additional
                                         Common Stock       Paid-in
                                      Shares     Amount     Capital      Deficit       Total
-----------------------------------------------------------------------------------------------
Balance, April 21, 1995                      -  $       -  $       -   $         -  $         -

Shares issued to founding            1,229,197      1,229      (1,229)            -            -
    shareholders
Acquisition of rights & technology
    (Note 13)                           84,938         85    (537,585)            -    (537,500)
Sale of common stock in connection
    with an initial private
    placement, net of offering         171,667        171     289,041            -      289,212
    costs of $19,313
Sale of common stock in connection
    with a private placement, net
    of offering costs of $7,812         41,667         42     117,146            -      117,188
Net loss                                     -          -           -     (784,114)    (784,114)
-----------------------------------------------------------------------------------------------

Balance, December 31, 1995           1,527,469      1,527    (132,627)    (784,114)    (915,214)
Sale of common stock in connection
    with a private placement            16,667         17      29,983            -       30,000
Sale of common stock in connection
    with a private placement            33,333         33      99,967            -      100,000
Sale of common stock in connection
    with private placements, net
    of offering costs of $200,244      382,733        383   1,618,273            -    1,618,656
Net loss                                     -          -           -   (2,192,325)  (2,192,325)
Dividends                                    -          -     (19,210)           -      (19,210)
-----------------------------------------------------------------------------------------------

Balance, December 31, 1996           1,960,202  $   1,960  $1,596,386  $(2,976,439) $(1,378,093)
Sale of common stock in connection
    with a private placement, net
    of offering costs of $72,500
    (unaudited)                        136,500        137     252,363            -      252,500
Private sale of common stock
    (unaudited)                         69,714         69     182,931            -      183,000
Net loss (unaudited)                         -          -           -     (716,654)    (716,654)
-----------------------------------------------------------------------------------------------

Balance, March 31, 1997 (unaudited)  $2,166,416 $   2,166  $2,031,680  $(3,693,093) $(1,659,247)
===============================================================================================



                                                          PharmaSystems Cost Containment Corp.

                                               Condensed Consolidated Statements of Cash Flows
                                                                                     (Note 10)
==============================================================================================

                                         Three months  Three months
                                                ended         ended                 Nine months
                                            March 31,     March 31,     Year ended        ended
                                                 1997          1996    December 31     December
                                          (Unaudited)   (Unaudited)           1996          31,
                                                                                           1995
-----------------------------------------------------------------------------------------------
Operating activities:
  Net loss                                  $(716,654)    $(747,383)   $(2,192,325)   $(784,114)
  Adjustments to reconcile net loss to
    net cash (used in) provided by
    operating activities:
      Depreciation and amortization            30,233        21,420        118,354       27,100
      Provision for doubtful accounts               -             -         (3,012)      11,000
      Amortization of original issue           38,567        38,567        169,692       38,567
        discount
      Changes in operating  assets and
        liabilities net of effects from
        purchase of Lee's Prescription
        Shop, Inc.:
         Decrease (increase) in:
           Accounts receivable                (27,031)     (155,797)        157,323    (210,052)
           Due from affiliates                 39,328       104,397         65,064     (104,392)
           Inventories                         15,047        30,413          7,549       14,351
           Prepaid expenses and other          21,812       125,520         95,446      (79,941)
             assets
         Increase (decrease):
           Accounts payable                  (142,252)     (270,627)       669,538      654,178
           Accrued expenses and other          95,115      (222,971)       (56,655)     302,499
           Due to affiliates                  (38,327)     (169,751)        28,448      169,751
-----------------------------------------------------------------------------------------------
Net cash (used in) provided by
    operating activities                     (684,162)   (1,246,212)      (940,578)      38,947
-----------------------------------------------------------------------------------------------
Investing activities:
  Purchases of property and equipment          (2,403)                    (159,539)     (78,241)
    net of cash acquired                                                         -     (235,402)
-----------------------------------------------------------------------------------------------
Net cash (used in) investing activities        (2,403)                    (159,539)    (313,643)
-----------------------------------------------------------------------------------------------
Financing Activities:
  Net borrowings under bank note              200,000       100,000        100,000            -
    payable
  Proceeds from issuance of notes              10,067             -         20,000      206,475
    payable
  Repayments of notes payable                              (409,032)      (717,145)    (119,219)
  Payment of loan costs                                           -              -      (12,875)
  Proceeds from subordinated                                      -        111,569       40,000
    shareholder loan
  Repayments of subordinated                 (10,000)             -        (93,928)           -
    shareholder loan
  Net proceeds from issuance of common        435,500     1,283,196      1,748,656      406,400
    stock
  Dividends paid                                                  -        (19,210)           -
-----------------------------------------------------------------------------------------------
Net cash provided by financing                635,567       974,164      1,149,942      520,781
activities
-----------------------------------------------------------------------------------------------
Net (decrease) increase in cash               (50,998)     (272,048)        49,825      246,085
Cash at beginning of year                     295,910       246,085        246,085            -
-----------------------------------------------------------------------------------------------
Cash at end of year                          $244,912      $(25,963)      $295,910     $246,085
===============================================================================================
Supplemental Disclosures:
  Cash paid for interest                      $70,667       $25,090       $100,316      $14,641
  Shares issued to founding                         -             -              -        1,314
    shareholders
  Conversion of trade payables to a
    note payable to vendor                          -             -              -      195,999
  Issuance of note payable (Note 13)                -             -              -      537,500
===============================================================================================


                   See accompanying notes tso consolidated financial statements.

1.   Summary of        PharmaSystems  Cost  Containment  Corp. (the "Company" or
     Accounting        "PCCC") was  incorporated  on April 21, 1995 in the state
     Policies          of Florida. The Company derives its revenue from the sale
                       of pharmaceutical products to both retail customers and members of health plans with which the Company has contracted and, through December 1996, from the sale of pharmaceuticals by its mail order business. The Company's subsidiary, Lee's Prescription Shop, Inc. ("Lee's"), owns and operates three licensed community pharmacies. Most of the Company's business activities are conducted with customers located in the state of Florida.

                       The  consolidated   financial   statements   include  the
                       accounts of the Company and all of its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated.

                       Cash and Cash Equivalents

                       The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                       Property and Equipment

                       Property and equipment is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the various assets, ranging from five to seven years. Leasehold improvements are amortized on the straight-line basis over the shorter of the useful life of the asset or the term of the lease for financial statement purposes.

                       Offering Costs

                       Costs incurred in connection with the Company's efforts to obtain additional financing through a private placement of equity securities are deferred and offset against the proceeds in capital deficit or charged to operations if the placement is unsuccessful.

                       Fair Value of Financial Instruments

                       The Company's financial instruments consist principally of cash, accounts receivable, accounts payable, accrued expenses and notes payable except for notes payable to stockholders for which fair value is not readily determinable. The carrying amounts of such financial instruments as reflected in the consolidated balance sheets approximate their estimated fair value as of December 31, 1996 and 1995, respectively. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

                       Inventory

                       Inventory consists principally of retail pharmaceutical and related products. Inventory is valued at the lower of first-in first-out cost or market.

                       Loan Fees

                       Loan fees are amortized over the term of the notes payable to stockholders, two years.

                       Intangible Assets

                       Intangible assets represent the excess of the cost of a purchased business over the fair value of the net assets acquired. Amortization is computed using the straight-line basis over a 15 year period. The Company reviews the carrying values of its identifiable intangible assets for possible impairment whenever events or charges in circumstances indicate that the carrying amounts of the assets may not be recoverable. Subsequent to December 31, 1996, the Company implemented certain cost reduction measures, and as a result the expected future undiscounted cash flows are anticipated to exceed the carrying value of the assets and therefore no adjustment has been made to the carrying amounts.

                       Non-Compete Agreements

                       The non-compete agreement is amortized on a straight-line basis over a period of three years.

                       Use of Estimates

                       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       Taxes on Income

                       Income taxes are accounted for using the liability approach under the provisions of Financial Accounting Standards No. 109.

                       Unaudited Financial Statements

                       The interim financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations for the three months ended March 31, 1997 and 1996 are not necessarily indicative of the results for the entire year. (See Note 13).

2.   Acquisition       On October 2, 1995, the Company  acquired,  in a purchase
                       transaction,  all of the  outstanding  shares  of  common
                       stock  of  Lee's  for  $1,008,810.   The  purchase  price
                       comprised   cash  of  $250,000,   secured  notes  payable
                       aggregating   $538,810,   and  unsecured   notes  payable
                       aggregating $220,000. In connection with the acquisition, the Company obtained covenants not to compete from the former owners of Lee's for a period of three years.

                       The accompanying balance sheet reflects an allocation of approximately $362,000 over the carrying amount of net assets acquired, based on management's estimates of their fair values at the date of acquisition. The $362,000 was allocated $150,000 to the agreements not to compete and $212,000 to goodwill, which are being amortized over 3 and 15 years, respectively. The accompanying statements of operations and deficit include the results of Lee's from its date of acquisition.

                       The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had occurred at the beginning of the period presented and does not purport to be indicative of what would have occurred had the acquisition been made as of that date or of results that may occur in the future. The pro forma amounts give effect to appropriate adjustments for the fair value of the net assets acquired, amortization of the excess of the cost over the net assets acquired and interest expense.

                                                                           1995
                       ---------------------------------------------------------

                       Net sales                                     $3,733,256

                       Net (loss)                                      (810,000)
                       ---------------------------------------------------------

3.   Property and      Property  and  equipment,   at  cost,   consists  of  the
     Equipment         following:

                                                            1996           1995
                       ---------------------------------------------------------
                       Furniture and fixtures          $   98,144      $   3,494
                       Computer equipment                  63,841         12,363
                       Office equipment                    47,502         47,503
                       Automobiles                         30,673         30,673
                       Leasehold improvements              28,420         15,008
                       ---------------------------------------------------

                                                          268,580        109,041
                       Less accumulated
                        depreciation and amortization      57,244          9,458
                       ---------------------------------------------------------

                                                       $  211,336      $  99,583
                       ---------------------------------------------------------

4.   Bank Note         At December 31, 1996,  the Company had a $100,000 line of
     Payable           credit  with a bank.  On  March  25,  1997,  the  Company
                       increased  its line of credit to $300,000  under the same
                       terms  and  conditions.  Borrowings  under  the line bear
                       interest  at the bank's  prime  interest  plus 2% (10% at
                       December   31,   1996)  and  are   secured  by   accounts
                       receivable, inventory and property and equipment. The line of credit is guaranteed by the Company's president.


5.  Notes Payable      Notes  payable (see note 13)  consists of the  following:



                                                                     1996              1995
----------------------------------------------------------------------------------------------

                      Unsecured notes payable to
                      stockholders interest at 9.75% net of
                      original issue discount of $130,206
                      and $269,958, respectively (Note 6)         $   333,179      $   245,042

                      Notes   payable   to   former
                      owners  of  Lee's,   interest  at  7%,
                      principal    and   interest    payable
                      monthly,  collateralized by inventory,                -          451,600
                      matured October 3, 1996

                      Unsecured notes payable to
                      former owners of Lee's, interest at
                      7%,  principal  and  interest due July          220,000          220,000
                      31, 1997

                      Note payable to a vendor,
                      interest at 9.75%, principal and
                      interest  payable   monthly,   matured                -          163,990
                      May, 1996
----------------------------------------------------------------------------------------------
                                                                      553,179        1,080,632
                                Less current portion                  553,179          860,632
----------------------------------------------------------------------------------------------
                                                                    $       -          220,000
----------------------------------------------------------------------------------------------

6.   Capital           a)      During 1995, the Company issued  1,229,197 shares
     Deficit                   of common stock to its founding  shareholders  at
                               no cost.

                       b) During 1995, in connection with an initial private placement, the Company received proceeds of $515,000 in exchange for $515,000 notes payable bearing interest at 9.75% per annum, with a $308,525 original issue discount, and 171,667 shares of common stock valued (based on the then fair market value) at $308,525. Costs associated with the offering were $19,313. Interest on the notes is payable monthly and the unpaid principal is due upon the successful completion of an initial public offering.

                       c) During December 1995, in connection with a secondary private placement, the Company issued 41,667 shares of common stock for cash of $117,188 net of offering costs of $7,812. The terms of the private placement required the Company to pay 9.75% per annum on the outstanding investment balances. Accordingly, these payments were accounted for as a dividend paid on the common stock during 1996 (Note 6(g)). No dividends were paid nor accrued in 1995. The dividend payments also terminate upon the Company successfully, completing an initial public offering.

                       d) During 1996, under the same terms as those of the initial private placement discussed in Note 6(b), the Company received cash of $50,000 in exchange for a $50,000 note payable, with a $30,000 original issue discount, and 16,667 shares of common stock valued at $30,000.

                       e) During 1996, the Company issued 33,333 shares of common stock under the same terms as those of the private placement discussed in Note 6(c) for cash of $100,000.

                       f) During 1996, in connection with two private placements, the Company issued 382,733 shares of common stock for cash of $1,618,656 net of offering costs $200,244.

                       g) During 1996, the Company paid dividends on the common stock as described in Notes 6(c) and 6(e) of $19,210, which represents 9.75% of the investment.

                       h) On December 26, 1996, the Company executed a one for two reverse stock split. The components of capital deficit in the accompanying financial statements and notes have been adjusted retroactively to reflect the stock split.

7.   Commitments       The  Company  leases  office and retail  sales  locations
                       under various  operating leases expiring at various dates
                       through   2000.   Approximate   minimum   annual   rental
                       commitments under non-cancelable leases for succeeding fiscal years are as follows:

                       December 31,
                       ----------------------------------------------------
                                1997                        $      148,000
                                1998                               120,000
                                1999                                68,000
                                2000                                34,000
                       ----------------------------------------------------

                       Total minimum lease payments         $      370,000
                       ----------------------------------------------------

                       Rental expense for 1996 and 1995 aggregated $188,606 and $49,202, respectively.

8. Related Party Due from affiliates in 1996 represents amounts advanced Transactions to a company owned by the President of the Company. In
                       1995 the amounts due from affiliates consist of two advances, one of which is to another company owned by the President of the Company and the second advance is to a company that was owned by the founding shareholders; this advance was collected in 1996.

                       Due to affiliate consists of amounts advanced from another company owned by the President of the Company. In addition, the subordinated stockholder loan is payable to the Company's president, is non-interest bearing and due upon demand.

                       During 1996, remuneration relating to the Company's private placements of equity and debt securities since inception aggregating $100,000 was paid to the Company's President.

9.   Income Taxes      At  December  31,  1996  the  Company  has  approximately
                       $2,700,000 of net operating loss  carryforwards  expiring
                       through  2011,  for  income  tax  purposes.   Changes  in
                       ownership of greater than 50% which may occur as a result of the Company's private placements may result in a substantial annual limitation being imposed upon the future utilization of the net operating losses for tax purposes. The amount of such limitation has not yet been determined.

                       Realization of any portion of the approximate $1,000,000 deferred tax asset at December 31, 1996, resulting mainly from the available net operating loss carryforward, is not considered more likely than not and accordingly, a valuation allowance has been recorded for the full amount of such asset.

10.  Liquidity         The Company has a net capital deficiency and has incurred
                       significant continuing operating losses in 1996 and 1995.
                       At  December  31,  1996,  current  liabilities   exceeded
                       current assets by approximately $1,783,000. The Company attributes the majority of its operating losses to the continued development of new markets and its mail order business.

                       The Company's business plan provides for, among other things, (i) seeking a revolving line of credit up to $4 million, with a blanket security interest on accounts receivable, inventory and equipment, payable one year from receipt with interest at 2% over the New York prime lending rate, payable monthly, plus 4 million options which will be granted to the lender, with an exercise price of the current fair market value, (ii) generating increases in revenues from its retail stores and from other managed care providers, (iii) seeking alternative sources of distribution of pharmaceutical products and vitamins, (iv) reduction of certain expenses, (v) entering into a transaction that will enable the Company to go public and raise funds through public offerings and
                       (vi) seeking alternative sources of financing.

                       The  Company  believes  that  it will  be  successful  in
                       closing the transactions described above and that the operational plans referred to above should provide sufficient cash flow to meet its obligations. However, the Company's continued existence as a going concern is dependent upon obtaining adequate levels of additional financing and its ability to generate cash flow from operations to meet its obligations.

                       There can be no assurances that the Company will achieve a successful level of operations or that additional financing will be obtained. Should the Company be unable to obtain additional financing or be unable to achieve sufficient operating cash flows, the Company may be unable to continue all or a portion of its operations.

11. Major Vendor       Substantially   all  of  the   Company's   purchases   of
    and Customer       inventories  are  from  one  vendor.  It is  management's
                       opinion that alternative sources of inventories are available to the Company on similar terms as currently obtained by the Company. In 1996 and 1995 sales pursuant to a contract aggregated 20% and 13%, respectively, of total sales.

12.  Subsequent        During the first  quarter  of 1997,  the  Company  issued
     Events            136,500  shares  of  common  stock in  connection  with a
                       private placement for cash of $252,500 net of offering costs of $72,500, and 69,714 shares of common stock to individual investors for cash of $183,000. Through April
                       29, 1997, the Company issued an additional 152,705 shares of common stock to individual investors for cash of $320,000.

                       Stock Redemption

                       Pursuant to a Stock Redemption Agreement dated June 7, 1997 (the "Stock Redemption Agreement"), the Company agreed to purchase for $1,475,330 a portion of the outstanding shares of its common stock held by PSI Holdings, Inc. ("PSI") and Dr. Orlando Lopez-Fernandez ("Dr. Lopez-Fernandez"). Pursuant to the Stock Redemption Agreement the Company is obligated to allocate and pay 21.5% of any capital contribution received by the Company to PSI and 3.5% of any capital contribution received by the Company to Dr. Lopez-Fernandez until the outstanding obligations due to these shareholders are paid in full. If the Company does not receive a capital contribution of at least $3,000,000 within 180 days of June 7, 1997, and make the associated payments to these shareholders, the Company will be in default under the terms of the Stock Redemption Agreement. No assurance can be given that the Company will be successful in obtaining a capital contribution of at least $3,000,000 before this default date or at all. Additionally, applicable state corporate law may prevent the Company from making any payments to these shareholders until certain financial criteria are satisfied even if capital contributions are obtained. There can be no assurance that such financial criteria will be satisfied prior to the default date under the Stock Redemption Agreement.

                       In this connection, the Company has signed two promissory notes aggregating $1,450,330 which bear interest at 10% a year and are due with accrued interest on June 8, 1998.

                       In addition, the Company is contemplating the purchase of the remainder of its shares of common stock held by PSI and Dr. Lopez-Fernandez during the fourth quarter of 1997.

                       Stock Purchase Agreement

                       On June 17, 1997, the Company entered into a stock purchase agreement with shareholders of Advanced Respiratory Care, Inc. ("Advanced") which is owned by the President and certain shareholders. The agreement provides for, among other things, the purchase of 100% of the issued and outstanding shares of Advanced in exchange for 936,330 shares of the Company. The Company's shares are to be placed in escrow and are to be released in accordance with the terms of the stock purchase agreement. The Company is required to release the lesser of the 250,000 escrowed shares or any remaining escrowed shares after the end of each three month period following the closing date (June 1997) during which Advanced fully satisfies the performance parameters as prescribed by the Company's board of directors. These parameters have not yet been defined by the board.

                       A change in control of the Company occurred on June 28, 1997, pursuant to the terms and conditions of an
                       Agreement and Plan of Reorganization (the "Merger Agreement") between Euro-Tel, Inc. ("Euro-Tel") and the Company which provided for the merger (the "Merger") of the Company with and into Euro-Tel, as the surviving entity. Pursuant to the Merger Agreement, Euro-Tel acquired 100% of the Company's issued and outstanding common stock in consideration for the issuance of 18,000,000 newly issued shares of Euro-Tel common stock which were issued to the Company shareholders on a pro-rata basis to their respective ownership interest in the Company.

                       In connection with these transactions, Euro-Tel changed its corporate name to "PharmaSystems Holding Corp."

13.  Revised           (a) The  Company  has  revised  its  1997,  1996 and 1995
     Financial             financial   statements  because  in  August  1997  it
     Statements            determined   that  it  had   failed  to   reflect  an
                           obligation to a stockholder  that existed since 1995.
                           As  a  result  of  an   investigation,   the  Company
                           determined that in 1995, PCCC acquired from a company owned by a stockholder, who is the brother-in-law of the President of PCCC, certain rights and technology
                           (with zero basis) pertaining to the drug distribution business by issuing a $3.5 million promissory note.
                           In July 1996, the note was voided, ab initio (as if it never existed) and replaced with (i) a $537,500 obligation to this stockholder, bearing interest at 10% per annum (ii) the issuance of 84,938 shares of PCCC stock (valued at par) to this stockholder and
                           (iii) a $1 million obligation bearing interest at 10% per annum to this stockholder from an affiliate owned by the president of PCCC.

                           Since the original 1995 transaction was voided in 1996, the Company has retroactively recorded the $537,500 obligation to this stockholder by charging additional paid-in capital in the 1995 financial statements. The effect of the restatement on the Consolidated Statements of Operations is as follows:

                                          December 31, 1996             December 31, 1995
                                          -----------------             -----------------
                                          Interest                      Interest
                                           Expense       Net Loss        Expense       Net Loss

                 As previously reported   $280,528     $2,138,575        $61,982       $770,419

                 As restated              $334,278     $2,192,325        $75,677       $784,114
                                     -------------- -------------- -------------- --------------


                                          March 31, 1997                March 31, 1996
                                          -----------------             -----------------
                                          Interest                      Interest
                                           Expense       Net Loss        Expense       Net Loss

                 As previously reported   $109,234       $703,401       $205,199       $734,130

                 As restated              $122,487       $716,654       $218,451       $747,383
                                     -------------- -------------- -------------- --------------



                       (b) The obligation to the  stockholder is payable $10,000
                           monthly for interest and principal for the first three months and $20,000 monthly for interest and principal thereafter. The loan is collateralized by the stock of Lee's Acquisition Corporation and by all assets of Lee's Prescription Shops, Inc., both subsidiaries of the Company. The Company has been unable to make any payments under this note and accordingly, is currently in default. In this connection, the stockholder has granted a waiver through October 1, 1998 and the Company has agreed that upon funding to make current all payments that are in arrears (Note 5).


         (b)    Pro Forma Financial Statements.

        Euro-Tel does not have any assets, liabilities or operations. Consequently, the results of a pro forma financial statement would be the same as provided for in the PharmaSystems' financial statement, except as follows:

        Had the transaction occurred on January 1, 1996, earnings per share for the three months ended March 31, 1997, and the year ended December 31, 1996, would have been $(0.06) and $(0.22), respectively. In addition, the capital deficit at March 31, 1997, would have been as follows:

        Capital deficit

                     Preferred  stock,  $.01  par  value,
                     25,000,000  shares  authorized,   no
                     shares outstanding                                   0

                     Common   stock,    no   par   value,
                     100,000,000    shares    authorized,
                     20,000,625    shares    issued   and
                     outstanding                                  2,034,346

                     Deficit                                     (3,693,593)
                                                                 -----------
                             Total capital deficit               (1,659,247)
                                                                 ===========

        The proforma information of Advanced as required by Item 7(b) of Form 8-K is not being filed herewith since the financial information is not currently available. The registrant will file such proforma information pursuant to a subsequent amendment hereto in accordance with Item 7 of Form 8-K.

     (c)        Exhibits.

Exhibit Number            Title                               Method of Filing

2.1                       Merger  Agreement  dated June 20,
                          1997 together with all Exhibits     Previous filed
                          and Schedules thereto with
                          the exception of Euro-Tel Schedule
                          2.4 Financial Statements) which
                          is available upon request
2.2
                          Plan of Merger dated June 20, 1997  Previously filed
2.3
                          Articles of Merger  dated June 20,  Previously filed
                          1997
27.1
                          Financial Data Schedules            Filed herewith

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 10, 1997                         PHARMASYSTEMS HOLDINGS CORP.
                                               -----------------------------
                                                        (Registrant)

                                                     /s/ Aurelio E. Alonso
                                               ------------------------------
                                                                 (Signature)
                                            Name:  Aurelio E. Alonso
                                            Its:  Executive Vice President and
                                                    Chief Financial Officer